Exhibit 10.4

THE SYMBOL “[ ]” DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS been omitted in reliance upon Item 601 of Regulation S-K as the registrant has determined that the omitted information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

Notice

1.         This Contract consists of the Individual Store Franchise Contract and its exhibits including the Investment Policy, the Supplemental Agreement on Food Safety, the Franchised Teahouse Store Management Rules, and the Online Operation System. Party B agrees if Party A and the Manager adjust, after signing of this Contract, the policies and rules on the operation and management of the Franchised Teahouse, Party B shall continue to observe and perform the adjusted policies and rules.

2.         Before signing this Contract, Party A has disclosed relevant information as provided in the Regulation on the Administration of Commercial Franchises and the Measures for Administration of Information Disclosure of Commercial Franchises, and has provided a detailed account of the provisions of this Contract, including, among others, the cost provision, compliance provision, liabilities for breach of contract. Party B has fully understood the said information and provisions of this Contract, made no objection to the authenticity, legality and validity of the said information and the supporting documents relating thereto, been fully aware of its own rights and obligations thereunder, and agreed to respect and perform this Contract.

3.         Except where handwriting is required, no part of the signed Contract is allowed to be arbitrarily supplemented or amended by hand; otherwise the validity of this Contract or its provision may be affected. Where any provision of this Contract needs to be supplemented or amended, a supplemental agreement shall be entered into by both parties.

4.         When completing the relevant contract, the undersigned shall read carefully the contract provisions, especially those where you need to make an election, provide a supplement, fill in some information, and make an amendment to. Be sure to fill in the blank as shown in, e.g., “_____” where an election is requisite; if the actual situation does not apply or the Parties have reached no agreement, please write “/” or “N/A” where appropriate to indicate the absence of a relevant agreement.

5.         Any supplementary agreement, commitment and other written documents which are signed by our staff shall be affixed with our contract seal or official seal; otherwise the documents shall not be legally binding on the Company.

6.         In case this Contract is executed by Party A and Party B using electronic signatures, the signatures shall be executed by the electronic signature system provided or designated by Party A. Party B understands and confirms that its electronic signature shall be the exclusive one generated after verification of Party B’s signature and identity information by a third-party electronic signature service institution. Party B uses the electronic signature for executing this Contract and represents Party B’s true intention, and agrees that the electronic signature completed via the system provided or designated by Party A shall be deemed a reliable electronic signature having the same legal effect as seal or handwritten signature. This Contract shall take effect immediately upon the signing of this Contract by both parties through the system provided or designated by Party A in the form of electronic signatures.

1/22

Contract No.

Individual Store Franchise Contract

Party A:

Unified Social Credit Code:

Authorized representative:

Mailing address:

Contact number:

E-mail:

Party B:

Unified Social Credit Code/ID No.

Authorized representative:

Mailing address:

Contact number:

E-mail:

WHEREAS:

1.             Party A owns, and is legally authorized to use, all the IPRs (as defined below) for the operation of Chagee teahouses, including but not limited to the Chagee trademarks, logos and service marks, store system logos, designs, artwork, product information, vendor information, models, styles, store management models, accounting statistics, professional training programs, and all related resources and information such as a unified system integral to the operation); and intends to authorize Party B, by way of franchising, to use, subject to certain scope and restrictions, the relevant IPRs, proprietary technology, business model for a fee.

2.             Party B voluntarily accepts Party A’s licensing authorization, applies Party A’s knowledge, experience and management techniques, and, under Party A’s business rules and instructions, engages in the business activities within the scope as provided in this Contract and pays Party A the corresponding fees.

3.             Party B has fully understood that the operation success of a teahouse consists in its own operation efforts as well as in balanced and skillful adherence to the operation rules and instructions of Party A. Therefore, Party A shall make no guarantee for the profitable operation results of Party B’s franchised teahouses.

In view of the above, based on a principle of joint development, mutual benefits, optimization and integration of the resources of the two parties and improvement of operational efficiency, with a view to promoting fair, just, orderly and sustainable development of business environment, providing quality products and services to the consumers, and continuously increasing the market share of Chagee teahouses in the PRC market, and with a wish for equality, good faith and mutual benefits, Party A and Party B, in accordance with the Civil Code of the People’s Republic of China and other relevant laws and regulations, hereby reach the following cooperation consensus and agreement:

2/22

I.	Contracting Parties

1.1	[Independent Subject] The parties to this Contract are, respectively, independent civil subjects and do not have any relationship between them of joint investment, agency, employment or contracting, nor is there any relationship of subordination between them. The business decision-making is the behavior of the franchised teahouse based on its own judgment and autonomous operation.

1.2	[Self-application of Certificate] Party B shall, by itself, apply and obtain the qualifications and certificates necessary for the operation of a franchised teahouse, including but not limited to such necessary administrative license, qualification, certificate or filing as business license, tax registration, food operation license and health certificate.

1.3	[Business Nature]

Party B may operate a franchised teahouse in the form of an individual natural person or an established partnership or company. If Party B signs this Contract in the name of a natural person, Party B needs to ensure that the responsible person indicated on the materials specified in Article 1.2 such as legal qualifications is the same person as the contracting parties. In the event of inconsistency, Party B shall guarantee that the effectiveness of this Contract shall inure to the individual proprietorship, partnership, company or other entity which actually carries out the business, and shall provide the written undertaking or confirmation letter issued by the entity which actually carries out the business to acknowledge the effectiveness of this Contract.

If Party B signs this Contract in the name of a company and sets up a branch with the register/registration address as the place of franchise, Party B hereby undertakes and represents that: Party B agrees to authorize such branch with full authority to exercise all the rights and assume the obligations hereunder on behalf of Party B and to deal with all the matters hereunder on behalf of Party B, including but not limited to matters such as payment of contractual fees, modification and amendment of this Contract, and daily operation and management, etc. The acts and acts of such branch shall be deemed the acts of Party B, which Party B accepts unconditionally and without any objection.

If Party B is a company or partnership, the performance of this Contract shall not be affected due to adjustment in its shareholders, change in its partnership share or transfer of equity, and it shall notify Party A in writing within 10 days upon the occurrence of such change.

1.4	[Prohibition of Brand Name] No individual business, partnership or company established by Party B may contain in its name the characters or words of“霸王茶姬”,“国潮茶姬”,“国潮”,“茶姬” or “CHAGEE” or similar words, unless it is approved by Party A in writing.

1.5	[Independent Personnel Management] The personnel employed or engaged by Party B are not the employee or agent of Party A and have no right to act on behalf of Party A. Party A shall not be liable for the employment, labor relationship or employee behavior of Party B. If Party A is liable for the damages to a third party for the direct or indirect damage caused by Party B or any personnel employed or engaged by Party B, Party A shall be entitled to indemnity from Party B or such personnel.

1.6	[Assumption of Liabilities] Party A shall not be embroiled in any dispute between Party B and any third party other than those specified in this Contract, in which dispute Party B shall assume its own liability.

II.	Territory and Term of Franchise

2.1	[Authorized Address] Party A hereby authorizes Party B to open a Chagee franchised teahouse (hereinafter referred to as the “Franchised Teahouse”) in ____________county of ____________city (city/district) of _________ province (city/autonomous region) (insert the specific address of the store) (hereinafter referred to as the “Authorized Address”) to distribute Chagee products.

3/22

2.2	[Term and Renewal Conditions] Upon application by Party B, the term of the franchise shall be ______ years, from _________ (MM/DD/YYYY) through _________ (MM/DD/YYYY). The Parties agree that Party B shall, upon the expiration hereof, have the priority to renew this Contract when, all else being equal, the following conditions are satisfied:

(1)	It has well performed the obligations hereunder and has not committed any breach of contract;

(2)	It operates legally and has not committed any act in violation of laws or regulations during the cooperation period with Party A;

(3)	It has paid in full all amounts due to Party A, the Manager (as defined below), and the Designated Supplier (as defined below) in accordance with the relevant agreements.

2.3	[Application for Renewal] If Party B intends to renew this Contract with Party A after the expiration of the term of the franchise hereunder, it shall notify Party A in writing within 30 days before the expiration of the term of the franchise provided herein. To the extent that Party B satisfies the provisions of Article 2.2 and upon the consent of Party A, the Parties may renew this Contract in accordance with the latest policy and contract version of Party A and Party A shall not charge the franchise fee for renewal. If Party B fails to apply for renewal during the said period or Party B applies but Party A does not agree to renew this Contract, this Contract shall terminate automatically upon the expiration thereof.

2.4	[Renewal Deposit] If this Contract is renewed by the Parties, the franchise deposit paid by Party B shall be automatically converted into the deposit for this cooperation. If the deposit paid is less than RMB(Renminbi: in words), Party B shall pay the deficiency in a lump sum on the date of execution of this Contract.

2.5	[Newly-established Store] If Party B needs to establish any new franchised teahouse, it shall submit a written application to Party A. After the review, assessment and written confirmation of Party A, the Parties shall enter into a separate written agreement for the new store, pursuant to which Party B shall pay relevant fees.

III.	Type, Amount and Payment Terms of Fees

3.1	Franchise Fee: RMB______ (in words: _______________), payable, in lump-sum, by Party B to the account designated by Party A within 5 working days from the date of execution of this Contract.

3.2	Trademark (brand) Fee: RMB____/year, payable, in lump-sum, by Party B to the account designated by Party A within 5 working days from the date of execution of this Contract.

3.3	Deposit

3.3.1	Party B shall pay the franchise deposit in the amount of RMB______ (in words: _______________) to Party A within 5 working days from the date of execution of this Contract.

3.3.2	No interest will accrue on the franchise deposit when the deposit is in the possession of Party A. After the following conditions are all satisfied, Party B will provide evidence for satisfaction of conditions and apply to Party A for refund of the deposit, and the balance of the franchise deposit shall be refunded without interest within 30 working days upon confirmation of Party A:

(1)	Upon the expiration or early termination of the term of the franchise hereunder, Party B shall have committed no breach of contract or have been no amount in arrears to Party A, the Manager or the Designated Supplier;

(2)	The marketing platforms (including, without limitation, Dianping, Meituan, Ele.me, WeChat official account, Xiao Hong Shu and Douyin) established in the name of Chagee shall have been cancelled or closed;

4/22

(3)	This Contract shall have expired for 90 days and there are no pending claims or disputes with relevant members or suppliers in respect of Party B’s operation.

3.3.3	Upon termination of this Contract, if Party B fails to pay off the balance of the member stored-value card (if any) in a timely manner, which causes the consumer to lodge any complaint to Party A or the competent government authority, Party B agrees that Party A, upon the latter’s verification of the amount, may use the deposit to repay, as a priority, the consumer first and the balance will then be refunded to Party B. If such balance is not sufficient to repay the consumer, Party B shall still have the obligation to refund any deficiency to the consumer.

3.4	Royalties

3.4.1	Party B acknowledges and agrees that the operation and management service is provided by an operation and management service provider designated by Party A (the “Manager”). After the opening of the Franchised Teahouse by Party B (the opening of the Franchised Teahouse shall be deemed the opening of the Franchised Teahouse on the day when the first revenue is generated from the booting of POS machine of the store), Party B shall pay monthly royalties to Party A or the Manager in the amount of _____ of the monthly total GMV.

3.4.2	If Party B entrusts Party A or the Manager to operate and manage the Franchised Teahouse on its behalf, Party B shall pay monthly royalties to Party A or the Manager after the opening of the Franchised Teahouse (the opening of the Franchised Teahouse shall be deemed the opening of the Franchised Teahouse on the day when the first revenue is generated from operation of POS machine of the store). The royalties shall be calculated as follows: ___% of the balance of the total GMV (online and offline) generated in the current month and the deductions. The royalties shall not be charged if there is no balance (i.e. the balance ≤ 0). The deductions provided in this Article include the rent of the Franchised Teahouse, property management fee, utilities fee, marketing and promotion expenses, third party platform expenses, raw materials consumed in the current month, maintenance and replacement cost and machinery and equipment, labor cost (including but not limited to, salaries, benefits of the employees of the Franchised Teahouse and the management personnel assigned by Party A or the Manager to the stores and the social insurances, housing fund and commercial insurance (if any) payable in accordance with the PRC laws and regulations), and expenses and payments relating to the operation of the Franchised Teahouse. However, all the expenses incurred before the opening of the stores, including but not limited to trademark and brand license fees, deposit, store rent, property management fee, utilities fee, decoration and repair expenses of the stores, brand promotion expenses (including online promotion expenses) incurred before the opening of the stores, labor cost of the management personnel assigned by Party A, procurement expenses of machinery and equipment and other expenses shall not be included in the monthly deduction.

3.4.3	The total GMV shall mean the total revenue or the actual amounts (including the price of goods and services in the form of cash, checks, payment for business and receivables) directly or indirectly received, without deducting any costs, expenses and taxes, by Party B from the relevant business activities as well as other income of any kind. The products that are sold by Party B online and picked up offline in the Franchised Teahouse shall be included in the total GMV.

3.4.4	The specific operation and management service and other relevant matters shall be governed by the Operation and Management Agreement or the Entrustment Agreement on Operation and Management entered into by and between Party B and the Manager.

5/22

3.5	Marketing expense: ___% of Monthly GMV (as defined in accordance with Article 3.4.3), monthly payable by Party B to Party A or the Manager after the opening of the Franchised Teahouse (the opening of business shall be deemed the date of opening of business when the first revenue is generated from operation of POS machine of the store). The marketing expense shall be used by Party A in a centralized manner and primarily for the marketing and promotion of the overall Chagee brand to strengthen the influence of the Chagee brand.

3.6	Other service expenses: RMB______ in total (including store decoration and design costs of RMB ______ /store, initial training costs of RMB ______ /store, disinfestation costs of RMB ______ /store/year), payable by Party B to Party A or the Manager within 5 working days upon the execution of this Contract.

Special Notes:

The disinfestation service is annually charged and only made available to the stores corresponding to the address as provided in this Contract, and the disinfestation service provided per annum (for a period of 12 months commencing from the month of the effectiveness of this Contract) for each store shall be no more than 12 times (not including the number mentioned). Party A will not provide such service if no service fee is paid.

3.7	Procurement expenses of Articles, Raw Materials and Other Related Products

(1)	To guarantee the consistency of product brand, product quality and style, Party B shall purchase all the goods necessary for the operation of the Franchised Teahouse, including, but not limited to, machinery and equipment, software system, raw materials, semi-finished products, consumables, packaging materials, and employee uniforms, from Party A or the Designated Supplier (Sichuan Chayudao Enterprise Management Co., Ltd./China-Chic Information Technology (Dongtai) Co., Ltd., hereinafter referred to as the “Designated Supplier”) and enter into a written agreement. Should there be any dispute between Party B and the Designated Supplier due to the quality of the purchased goods, Party B’s respective rights and obligations shall be specified in a separate written agreement entered into by and between Party B and the Designated Supplier. Party A may assist Party B in negotiating with the Designated Supplier to resolve the dispute.

(2)	Party B shall not purchase goods from the Designated Supplier without prior written approval of Party A. If consented by Party A, Party B may purchase the said goods itself but their quality, brand, specifications and suppliers shall be approved by Party A in writing. If Party B breaches the provisions herein, Party A, the Manager and the Designated Supplier shall have the right to suspend all the operation support and supply to Party B and pursue Party B’s liabilities for breach of contract.

(3)	The supply of the said goods and raw materials shall be subject to the principle of cash before delivery, under which Party B shall pay the price of goods and freight in a lump sum. Upon the delivery of goods, Party B shall inspect and accept the goods immediately according to the shipping list or the delivery note attached. If, during the inspection, any discrepancy between the goods and the delivery note is discovered, or if goods are found to have been damaged, Party B shall contact the supplier for further handling or seek damages from the third-party goods distributor. Party A may assist Party B in negotiating with the supplier to resolve the dispute. Should Party B, during the inspection, fail to seek or delay in seeking damages, the relevant liability shall be assumed by Party B alone.

3.8	Other expected investment expenses and policies are detailed in Exhibit I “Investment Policy” to this contract.

3.9	During the term of this Contract, should the Contract be terminated or rescinded for whatever reason (including but not limited to the situations such as Party B unilaterally rescinding this Contract or Party A exercising its unilateral right to rescind this Contract due to the breach of Party B, or other objective occurrences such as relocation of municipal buildings or poor operation leading to the inability to perform this Contract), except the deposit being refunded in accordance with the relevant provisions of the deposit, other fees shall be one-time expenses and will not be refunded.

6/22

3.10	Unless otherwise provided by this Contract, Party B shall pay the said expenses to the designated account, and shall use its own account or the account opened at the Franchised Teahouse if Party B pays the expenses by wire transfer. If the payment is made from the account of others, it shall issue the entrusted payment instruction. Party A shall issue a receipt after receiving payment from Party B. Party B shall be responsible for the handling charges (if any) incurred on the payment to Party A. The payment information of Party A is as follows:

Account Name:

Bank Name:

Account No.:

All the payments due to Party A under this Contract shall be made to the above designated account. In case of payment to other accounts, including but not limited to the personal accounts of the employees of Party A, Party B shall be deemed to have failed to perform its payment obligation, and any losses arising therefrom shall be borne by Party B.

IV.	Rights and Obligations of Party A

4.1	[Requirements for Operation Standards] Party A grants Party B a license, during the term of the franchise, to use the franchised trademark and logo owned by Party A or used by Party A under authorization by a third party on the Franchised Teahouse within the franchised territory, as recognized by Party A and provided by this Contract, and to carry out the operations pursuant to the uniform operation model and standards as required by Party A in accordance with the laws and regulations.

4.2	[Information Disclosure] Party A undertakes to disclose to Party B the basic information in connection with the franchise in a timely manner prior to the execution, and during the performance, of this Contract in accordance with the relevant laws and regulations.

4.3	[Preparation and Support] Party A shall provide necessary assistance and guidance to Party B in preparation for the Franchised Teahouse, including but not limited to the study and research of the target market, site selection, decoration and arrangement of the business premises and staff recruitment.

4.4	[Publicity and Promotion]

Party A will conduct, in light of the market demand, marketing and promotion activities as planned to enhance the brand awareness of Chagee. Party B shall actively cooperate with Party A and share with Party A the marketing expenses in the marketing and promotion activities organized by Party A to enhance the popularity and sales of the Chagee brand, as well as in the marketing strategies and work requirements.

Party A may provide Party B, having a regard for the brand operation, with advertising materials. For all the advertising materials provided by Party A (including but not limited to the publicity items and materials related to the trademark, corporate information and image spokesperson (if any) of Party A or the publicity items and materials jointly launched or provided with any third party), Party B shall post or use such items and materials in accordance with the term and the method of the use as specified by Party A, and shall dispose, in strict accordance with the requirements of Party A, of such items and materials in a centralized manner or otherwise as required by Party A. Party B shall not privately produce advertising materials or carry out marketing activities. Where necessary, Party B shall apply to Party A for approval and may only carry out the same upon the written consent of Party A. Party B may formulate its sales policies merited by the actual circumstances and, subject to the written consent of Party A, implement such policies.

7/22

4.5	[Technical System Support]

In order to ensure the consistency of the brands, Party A shall be responsible for providing Party B with the brand image and visual effect design plan of Chagee, including but not limited to such services as store design plan, signboard design plan, shelf design plan, commodity display plan, store operation and management plan, management sale model, service quality control system, equipment procurement list, cashier system, mobile mini program membership system, smart large screen display push system, supply chain cloud order platform, cloud inspection, monitoring system and other digital information systems and production methods. Party B shall strictly conform to the said brand image and visual effect design plan provided by Party A, shall not change the same arbitrarily without the consent of Party A, nor shall Party B authorize a third party to use such plan.

Party A shall have the right to require Party B and its Franchised Teahouse to install and use the operational software (including cashier, takeout, operation, management, ERP, APP, order and mobile mini program) and the monitoring equipment and system developed or designated by Party A, and to ensure, at the expense of Party B and its Franchised Teahouse (Party B shall pay additional expenses as agreed herein), the integration of the said software and monitoring equipment into the relevant system of Party A and the real-time uploading of data and monitoring for Party A’s review. If Party B and its Franchised Teahouse breach the provisions of this Contract, or if the Contract is suspended, rescinded or terminated, Party A and the Manager shall have the right to suspend or terminate the use by Party B and its Franchised Teahouse of the said software and services.

Party B acknowledges and agrees that Party A shall have the right to optimize, adjust, update and replace the operational system provided by Party A at any time and Party B shall cooperate unconditionally.

4.6	[Business Guidance]

To ensure the consistency of the quality of products and services, Party A, the Manager and the staff authorized thereby shall have the right, regularly or irregularly, to guide, inspect, supervise and assess the business activities of Party B including, without limitation, monitoring the stores and/or inspecting the production, operation and office premises of Party B’s teahouses at any time, to which Party B shall give its consent and with which Party B shall undertake to actively cooperate, provided that the normal operation of Party B shall not be affected.

If Party A discovers in inspection that Party B’s teahouses hurt the brand image of Chagee or fail to meet the consistency requirements of Party A, Party A shall have the right, based on the default circumstances, to demand for rectification and require Party B to solve the issue, close the store for rectification, or pay liquidated damages. Party B shall timely remediate the default within the time limit specified in Party A’s remedy notice, and bear all the cost to be incurred; if no cure is made within the specified time limit, Party A shall have the right to suspend the supply of goods and terminate the relevant systems (including but not limited to cashier system, takeout platform, mobile mini program for ordering food, ordering platform, etc.) equipped by Party A for Party B’s Franchised Teahouse, require Party B to pay RMB10,000 in liquidated damages, and continue to request Party B to continue the rectification; if Party B fails to remediate the default or fails, upon remedy, to meet the requirements of Party A, Party B shall be deemed incompetent to operate the teahouses, and Party A shall have the right to terminate, unilaterally, this Contract and withhold the remaining deposit. If after the completion of the rectification, similar issues (including those for which earlier rectification is required and new issues) are unearthed when Party A or the Manager inspects the store again, Party B shall be deemed to be in material breach of contract, and Party A shall have the right to withhold all the deposit and terminate this Contract unilaterally.

8/22

During the term of the franchise, Party A shall have the right to assess the performance ability of Party B in accordance with the Franchised Teahouse Store Management Rules (the “Rules”, refer to Exhibit III for details). Party B shall strictly implement the Rules, accept and cooperate with the supervision by Party A or the Manager on the implementation of the Rules, and actively raise the brand image of Chagee.

4.7	[Business Training]

Party A and the Manager shall arrange training and assessment for the employees of Party B in terms of store opening, operation and management, marketing, product manufacture, etc. Party B shall not open the store and start operation until the employees of Party B pass the assessment as confirmed by Party A.

Party A shall develop various new products according to market demands, and provide technical trainings to Party B from time to time. Party B shall delegate employees to Party A or the store designated by Party A to learn new products or receive remote training.

4.8	[Information Verification] Party A shall have the right to inspect, examine and verify the transaction records, accounts and other documents of the Franchised Teahouse and Party B shall provide cooperation in connection therewith.

4.9	[Third Party Service Fee] Party A may arrange to have third party suppliers provide the Franchised Teahouses, at the expense of Party B, with such services as disinfestation, food safety inspection and microbiological sampling.

4.10	[Updated Requirements for Operation Standards] To ensure that Party B operate the Franchised Teahouse in an effective and legal manner, Party A and the Manager shall provide, from time to time, written policies, rules, operation manuals and written instructions (including but not limited to various policies, rules and/or terms and platform rules in connection with the performance by Party B of its obligations hereunder, which have been released or will be released through, among other channels, the store management system provided for use by Party A to Party B), which shall be deemed an integral part of this Contract. If Party B fails to implement the standards, uniform operational strategies or quality standards, or violates this Contract, operation, management service and other relevant agreements or the guidance provided by Party A and the Manager, Party A shall have the right to pursue, in accordance with this Contract, Party B’s liabilities for breach of contract.

V.	Rights and Obligations of Party B

5.1	[Restriction on Authorized Use] Party B shall operate and manage the Franchised Teahouse based on the uniform operation model as required by Party A and may not operate beyond the scope of license and the term of the franchise.

5.2	[Operation of Store] The relevant support services provided by Party A and the Manager under this Contract, being basic support services uniform nationwide, are not directly related to the operation conditions of specific stores, nor shall they constitute representations or warranties of the operation conditions of specific stores. Party B shall pay to use the services provided by Party A, and produce and sell all the products in its stores by using the brand image, business model, equipment and processes established by Party A. Party B shall conduct independent accounting, make its own management decisions, earn profits, and assume risks and losses all on its own.

5.3	[Quality of Products and Services] Party B shall strictly implement the business model, quality standard and service standard and various systems established by Party A, accept the direction, inspection, supervision and assessment of Party A, take the advice made by Party A during the operation, and follow the guidance of Party A. If any store of Party B fails, upon inspection or assessment by Party A, to meet the requirements of Party A, Party A shall have the right to require Party B to close the store for rectification and to participate, at the Party B’s own expenses, in relevant trainings provided by Party A.

9/22

5.4	[Restrictions on Transfer]

Within the term of this Contract, Party B shall operate the business independently. Without prior written consent of Party A, Party B is prohibited from transferring, in whole or in part, the store business and rights and obligations hereunder to a third party by contracting, leasing, cooperation, entrustment or otherwise. If Party B intends to transfer this Contract, it may, with prior written consent of Party A, transfer, in whole or in part, the rights or obligations hereunder to a third party other than Party B, in such manner and particulars as agreed by Party A, provided that Party B shall guarantee that such third party is able to fulfill the corresponding obligations under this Contract. All else being equal, Party A or a third party designated by Party A has a right of first refusal (ROFR) with respect to the said business. After Party A issues a ROFR notice, Party B shall not cancel the transfer or alter the transfer price or transfer conditions or Party B’s transfer will be null and void and Party A will be entitled to immediately and unilaterally terminate this Contract and pursue Party B’s liabilities for breach of contract.

Except as otherwise approved by Party A in writing, Party B can open one franchised teahouse only in the territory authorized by Party A. Without prior written consent of Party A, Party B shall not be engaged in any of the following activities; otherwise, Party A shall be entitled to terminate this Contract unilaterally and withhold all the deposits paid by Party B:

(1)	Sub-license any third party to be its franchise partner;

(2)	Sub-represent, be engaged in franchise or operate other products in competition with the products of Party A;

(3)	Open a second or more Chagee Store in any territory.

5.5	[Preparation for Opening a Franchised Teahouse] Party B voluntarily participates in franchise operation and provides the Franchised Teahouse for use with the business premises, of which it has legal ownership or the use right (where Party B leases the premises on its own and bears the relevant expenses). Upon the request of Party A, Party B shall provide Party A with such necessary ownership certificates as the title certificate of the store and the lease (or the certificate proving that the owner approves the use of the property). Party A shall provide Party B with necessary assistance and guidance in preparation for the store-opening, including but not limited to site selection, decoration, among others, and Party B shall respect Party A’s advice.

5.6	[Personnel Training] Before the opening of the store established at the address specified in this Contract, Party B shall, in accordance with the number of employees and the timeframe specified by Party A, arrange its employees to participate in the operational technology training course and examination conducted by Party A or the Manager. Party B is not allowed to open the store for operation until the said employees pass the examination. The travel expenses, board and lodging expenses of the said trainees shall be borne by Party B, and any personal or property safety liability arising from the training shall be assumed by Party B.

5.7	[Opening Requirements] Party B undertakes to make its Franchised Teahouse qualified for formal operation (i.e. the Franchised Teahouse shall have the relevant qualifications and permits necessary for the opening, including but not limited to business license, tax registration, store invoicing function setting, food operation license, health certificate of employees, etc.) and to so formally start the operation within _______ calendar days from the execution date of this Contract; otherwise, Party A shall have the right to deduct, from the expiration date, the amount of deposit in the rate of RMB10,000 per month. As of the date when the deposit is all deducted, this Contract shall terminate automatically, and Party A will not refund the franchise fee. As to the delay unattributable to Party B in the delivery of a store, or in opening of a shopping mall, or in opening of a store caused by decoration works, the Parties shall negotiate the opening date separately. Party B shall continuously keep all the qualifications and permits necessary for its operation within their term of validity. If Party A or any third party finds that Party B has no qualifications and permits, or that the qualifications and permits are expired, or any other non-compliance issues, all the relevant legal liabilities and economic losses shall be borne alone by Party B. Moreover, Party A shall have the right to require Party B to close the store for rectification until Party B obtains the valid licenses and permits.

10/22

5.8	[Decoration Requirements]

To reflect the consistent brand image of Chagee, Party B shall implement the design and decoration plan of Party A or the Manager. Party B shall decorate the store in full compliance with the design plans (including the floor plan, effect drawings and construction plan, the same below) and shall not change the plan, still less select other plans without approval. The IPRs of the design plans shall be owned by Party A or the Manager, and Party B shall not provide the IPRs to any third party whatsoever without the written permission of Party A or the Manager.

Party B agrees that the decoration contractor designated by Party A will decorate the Franchised Teahouse and that it will enter into a construction contract with the decoration contractor. Any related decoration expenses shall be borne by Party B. Party B shall confirm the same with the decoration contractor. Party B and the decoration contractor shall carry out the construction in accordance with the design plan and decoration standard provided by Party A, and shall notify Party A or the Manager of Party A to inspect and approve the decoration work after completion of decoration. The store may not be open for trial operation or open until all the requirements of inspection and approval are met. If the requirements of inspection and approval are not met, rectification and improvement shall be made within the time limit specified by Party A. Unless approved by Party A in writing, Party B’s refusal to use the decoration contractor designated by Party A shall be deemed a material breach of this Contract, in which case Party A is entitled to terminate this Contract unilaterally and withhold all the fees received from Party B.

If the signboard and the decoration and interior decoration of the store operated by Party B are obsolete or damaged, which has affected the consistent brand image of Party A, Party B shall carry, within the time limit specified by Party A, out repair and maintenance at its own expense in accordance with the then current corporate decoration requirements and standards (CIS).

Party B shall not carry out the construction, reconstruction, improvement and decoration of the Franchised Teahouse without the written consent of Party A; otherwise, Party A shall be entitled to terminate the project and pursue Party B’s liabilities for breach of contract. If Party B carries, without authorization, out the said works which is inconsistent with the design specifications of Party A’s store, causing the store unable to open for business, Party A shall be entitled to require repair and the relevant liability shall be borne by Party B.

5.9	[Upgrade and Replacement] In view of the overall operation, promotion of the brand and the image of the store and the reputation of the Franchise Partner, Party A shall be entitled to require Party B to update the decoration, machinery and equipment and software system of the Franchised Teahouse. Party B agrees to replace, at its own expenses, the same according to the written notice of Party A.

11/22

5.10	[Products Procurement]

All products required by Party B’s teahouses, such as raw materials, packaging utensils, marketing materials, machines and equipment, software systems, etc., shall use the products designated by Party A and must be purchased from the Designated Supplier. Any dispute arising out of the quality of the purchased goods between Party B and the Designated Supplier shall be specified in a separate written agreement entered into by and between Party B and the Designated Supplier. Party A may assist Party B in negotiating with the Supplier to resolve such dispute.

Party B may purchase fresh seasonal fruits temporarily; but the brands and quality must meet the requirements of Party A. Party B guarantees that the raw materials procured by it will meet the relevant PRC quality standards or industry standards (whichever is higher). Party B agrees, upon receipt of the notice of unified purchase of fruits from Party A, to purchase fresh seasonal fruits from Party A or the Designated Supplier from the date specified in the notice and Party A or the Designated Supplier shall provide the fruit in a unified manner.

Without the written consent of Party A, Party B shall not resell to a third party the food materials, fruits, packaging materials, machinery and equipment, software system, etc. that it purchases from Party A or use those in non-contracted stores.

5.11	[Standards on Product and Service Quality]

Party B undertakes to operate the products strictly in accordance with the requirements of Party A on raw materials, manufacture formula, packaging of the products, and requirements of stores with respect to environment, hygiene and service, etc., and shall not modify by itself the taste or match the appearance of products or conduct other activities that may cause difference in the taste, quality and packaging of the products. Party B shall strictly control the quality of products, accept and cooperate actively with the supervision conducted by Party A or the Manager over the quality of products.

For any reason attributable thereto, Party B shall be fully responsible for any damage to the rights and interests of any third party, and no liability shall Party A assume in this case; if Party A is compelled to assume, up front, liability for the damages, Party A is entitled to deduct the amount of damages directly from the franchise deposit and, for any deficiency, to seek indemnity at any time from Party B, who shall compensate for the shortage.

5.12	[Price Policy] Party B undertakes to strictly implement the price policy of Party A, and sell the Chagee products at the uniform price in the region as suggested by Party A. Party B may not change the sale price without the consent of Party A. Party B shall accept and cooperate actively with the supervision conducted by Party A or the Manager over the implementation of the price policy of Party A, and undertake not to compete maliciously with other Franchise Partners. Party B shall submit a written application to Party A one week prior to the activity if it intends to participate in the promotion in a shopping mall or group buying, and may conduct the activity only upon the consent of Party A.

5.13	[Sales Restriction] Party B shall produce or sell, in the operation of the Franchised Teahouse, the franchised products in accordance with the requirements of Party A. Without the written consent of Party A, Party B shall not produce or sell, in the operation of the Franchised Teahouse, other products than the franchised products (including but not limited to products of other brands).

5.14	[Account Management]

The store management system (hereinafter referred to as the “Electronic System”) provided by Party A to Party B is only used for the operation of the Franchised Teahouse. Party B agrees that Party A may open a management account for Party B in accordance with the information provided by Party B.

12/22

Party B understands and confirms that the said account corresponds to a unique user name which can be used by Party B through a verification code or set password (if any). Party B can only conduct various operations after logging in the said management account. If the management account of Party B is linked to a corresponding mobile phone number, Party B confirms that the verification and login through the mobile phone number linked to the account and relevant operations have been effectively authorized by the owner, and such login and operation will remain valid during the effective period of this Contract. The losses caused by change to the mobile phone number or by unauthorized linking shall be borne by Party B. Party B shall properly keep the user’s name, linked mobile phone number and password of this account. All losses caused by improper keeping of the user’s name, linked mobile phone number and case number shall be borne by Party B.

The contents of Party B’s confirmation in the Electronic System through the management account by means of filling out, checking or clicking or any operations conducted by Party B shall be deemed the behavior of Party B or the expression of Party B’s true intention, and Party B shall bear the relevant consequences.

5.15	[Consumer Rights and Interests and Protection] In the course of operation, Party B shall legally protect the legitimate rights and interests of consumers, timely handle consumers’ complaints, food quality accidents and random inspection by administrative authorities, and report the relevant information to Party A on the day of occurrence of the said issues. Where a consumer directly makes a request to Party B for replacement, return of goods or other reasons due to the goods or services provided by Party A, Party B shall respond within 24 hours upon receipt of the notice from Party A and bear the corresponding liability for compensation (if any). Where Party B’s delay in handling leads to a further complaint to Party A from a consumer or the handling method of Party B fails to comply with the law, Party A shall have the right to replace, return the goods or other reasonable decision on Party B’s behalf, and the relevant expenses shall be borne by Party B. Party A shall have the right to deduct directly from the deposit paid by Party B or any other amount payable to Party B.

5.16	[Protection of Consumers’ Personal Information] Party B shall strictly comply with the requirements of the laws relating to cyber security and data protection, and shall follow the principles of legality, rightfulness and necessity in its collection, use and sharing of the information involving consumers’ Personal Information in the course of operation, and shall not violate the provisions of relevant laws or this Contract with consumers. Party B and its employees shall keep strictly confidential the personal information of consumers collected and used by them, and shall not disclose, sell or illegally provide such information to others. If Party B is prosecuted for liability by a third party for violation of the above agreement, Party B shall bear the relevant liability on its own.

5.17	[Implementation of Operator’s Responsibilities]

Party B shall be the person primarily responsible for safety production, fire control and safe operation of stores, be responsible for the safety management of the production and operation of stores, and shall bear full liability for the safety issues of the production and operation of stores.

Party B shall conscientiously perform the obligations provided by the relevant PRC laws, regulations and prescriptive documents, in particular, strictly comply with the relevant requirements on food quality, food safety and hygiene in the industries of food, beverage and catering as well as the requirements on subject liability in relation to public safety and fire control specified in the said laws, regulations and rules, accept supervision and inspection from the relevant safety functional department, cooperate with Party A or the Operation Service Provider to conduct food, production and fire control safety inspection and monitoring of the stores’ operations (including food safety audit, microbiological monitoring and fire control spot check), and complete quality and safety improvements as required by Party A. Nevertheless, Party B shall bear full liability for food, production, fire control and other safety issues of the stores.

13/22

5.18	[Lawful Operation] During Party B’s operation of the Franchised Teahouse, any liability arising from non-performance or violation by Party B or its Franchised Teahouse of the obligations provided in the relevant PRC laws, regulations and prescriptive documents shall be borne by Party B. If Party A suffers from such non-compliance or non-compliance, Party B shall compensate Party A for the losses suffered therefrom. Party A shall have the right to unilaterally terminate this Contract and withdraw the franchise right granted to Party B, and Party A will not refund the franchise fee and the deposit already collected by Party A. If the franchise fee and the deposit are insufficient to cover the losses suffered by Party A, Party B shall make up for all the losses suffered by Party A.

5.19	[Provision of Data] Party B shall guarantee that Party A will obtain accurate data of Party B, and shall timely provide the true operating data of the stores upon Party A’s request, including but not limited to store rent (copies or photos of leases shall be provided), property management fee, labor cost of each month and the breakdown thereof, monthly inventory data (inventory at the last day of each month) and other expenses and costs, and shall cooperate with Party A’s staff to review, on the latter’s store inspection tour, the reported total GMV.

5.20	[Personnel Management]

The personnel employed by Party B in the operation of the Franchised Teahouse are all employed by Party B or the Franchised Teahouse, and have no employment relationship with Party A. Party B or the Franchised Teahouse shall enter into labor contract in accordance with the PRC laws and regulations with the employees recruited, and shall notify the employees that the relationship of their labor is that of Party B, and the employees have nothing to do with Party A.

Party B and the Franchised Teahouse shall abide by relevant PRC labor laws and regulations, the relevant labor regulations in the place where the Franchised Teahouse is located and the contracts relevant to the employees of Party B and the Franchised Teahouse shall pay labor remuneration such as salary and social insurance as required by laws and implement relevant working hour system. Any labor dispute between Party B and the Franchised Teahouse and the employees employed by the Franchised Teahouse shall be resolved by Party B and the Franchised Teahouse timely, and Party B and the Franchised Teahouse shall bear the expenses and legal liabilities arising from such resolution. In the event of any dispute (including labor and work-related injury dispute and the foregoing matter which is complained to Party A), litigation or complaint to the competent supervisory authorities arising from Party B and the employees employed by the Franchised Teahouse with Party A, Party A shall have the right to resolve such dispute, litigation or complaint independently. Party B and the Franchised Teahouse shall, upon the lawful request of Party A, provide relevant evidence to assist Party A in handling the dispute or arbitration/litigation, with the expenses arising therefrom to be borne by Party B. In the event of any loss (including but not limited to salaries, overtime pay, economic damages and compensation paid by Party A to the employees of Party B, attorney fees and litigation costs paid by Party A for participating in the litigation or other statutory dispute resolution procedures) suffered by Party A, Party B shall compensate Party A for all the losses suffered by Party B as a result thereof. Party A shall have the right to deduct such amount from the deposit paid by Party B. In case the deposit is not sufficient for compensation, Party A shall have the right to deduct such amount from other fees (if any) deposited by Party B with Party A or from the fees or goods or products payable by Party A’s affiliates, or to seek recovery from Party B.

Party B and the Franchised Teahouse shall be responsible for the following acts of their employees:

(1)	All acts performed by their duty;

(2)	All acts performed by taking advantage of their duty;

14/22

(3)	Acts of infringement committed by Party A or a third party;

(4)	Acts violating the administrative decrees or punishment imposed by competent governmental authorities;

(5)	The receipt of documents issued by Party A for the performance of this Contract.

5.21	[Membership System] In the event that Party A launches “Chagee” stored membership card service, Party B shall unconditionally participate in and use such membership card service. In the event that Party A has no stored membership card service, Party B may carry out the store membership activities with the written consent of Party A, but shall not adopt the mode of stored membership; otherwise Party B shall be deemed a material breach by Party B.

5.22	[Publicity and Promotion] Party B shall carry out publicity and marketing activities in accordance with requirements of Party A and upon approval by Party A in writing, including but not limited to the opening of relevant social accounts (including Xiao Hong Shu, Douyin, Weibo, Kuaishou, Bilibili, WeChat Channels and Douban) in the name of “Chagee” to carry out publicity and promotion, group purchase, takeout and other activities or launch information on external accounts. With the prior written consent of Party A, Party B shall release the publicity contents and conduct activities according to the publicity plan designed by Party A and requirements of Party A. Party B and the Franchised Teahouse shall not conduct publicity activities in violation of laws or regulations in any event.

5.23	[Maintenance of Reputation] During the term of this Contract and after the expiration date hereof, Party B shall not damage the goodwill of the brand of Party A and Chagee in any way, and shall not make any statements adverse to the brand of Party A and Chagee, interview or make relevant negative statements through the media or platforms.

VI.	Intellectual Property Right, Information Security and Prohibition from Business Operation

6.1	From the effective date of this Contract, Party A grants a license to Party B to use relevant trademarks, names, logos, patents, works and trade secrets of “Chagee” (hereinafter referred to as the “Intellectual Property Rights (IPRs)”) at the Authorized Address in accordance with the scope and manner agreed in this Contract during the term of this Contract.

6.2	Party A licenses Party B to use Chagee-related IPRs legally owned by Party A, and it shall not mean that the owner or Party A has agreed, whether expressly or impliedly, to assign all or part of the said IPRs to Party B. The use of the said IPRs by Party B shall be limited to the need to operate “Chagee” teahouse/tea drinks store and not for any other purposes.

6.3	Party B and the Franchised Teahouse shall not expand the scope of application of “Chagee” and other IPRs in any way, including but not limited to that they shall not produce or use any trademark, logo, name, patent and artwork similar to, similar to or distorted by “Chagee” and other trademark, name, logo, patent and artwork in any way.

6.4	Party B shall not be entitled to declare or let others declare the IPRs and business logo and name in connection with Party A’s products under this Contract authorized by Party A to Party B for use by Party A; otherwise, Party B shall transfer such IPRs to Party A free of charge and indemnify Party A for all the losses so suffered by Party A.

6.5	Based on the cooperation between the Parties, Party B agrees that Party A/Party A’s affiliates/Party A’s partners may collect, store, use and process the store information, business information, employee information and other information provided by or authorized by Party B, obtained by Party A or obtained from any third party (collectively, “Party B’s Information”). Party A/Party A’s affiliates/Party A’s partners may, within a reasonable scope, use or integrate the said Party B’s Information and the Party B’s Information obtained from Party A/Party A’s affiliates/Party A’s partners with Party B’s authorization or shared by Party B according to the law, and may publicize and promote the excellent business performance (including business data) of Party B in the Franchised Teahouse as success stories.

15/22

6.6	Party B undertakes that, Party B and its Franchised Teahouse shall not, during the term of this Contract and within two years upon the expiration or early termination of this Contract, compete with Party A or help any other person to compete with Party A, including but not limited to, operate the products or stores that compete with or are similar to “Chagee” by itself, entrustment to any other person or by any business organization in which it holds shares or in any other name.

6.7	During the period of cooperation, Party B undertakes that it will not sell or distribute any product other than the Brand, will not make profit from any enterprise in competition with Party A, will not hold a post or a part-time job in any enterprise in competition with Party A, and will not provide relevant consulting services to any third party.

6.8	If Party B breaches this Article, Party A shall have the right to terminate the entire cooperation with Party B (including this Contract and other business contracts), and withdraw all franchise right granted to Party B. Except the franchise rights provided herein, if Party B establishes any other Chagee Franchised Teahouse, the cooperation shall be terminated and the franchise right shall be withdrawn. Party A shall be fully compensated by Party B for all losses incurred thereby.

VII.	Confidentiality

7.1	[Scope of Confidential Information] The “Confidential Information” referenced in this Contract shall mean the practical technical information and business operation information of Party A which is not familiar to the public and which can bring economic benefits to Party A, or other information which Party A requires Party B to keep confidential, including but not limited to any technical and non-technical information of Party A such as product formula, service process, manufacturing method, operating manual and software system; any existing, future and predicted plans of Party A relating to the products and services; business operation information in relation to Party A’s research, development, design specifications, customer information, market forecasting, sales situation and marketing plans; and the proprietary or secret information disclosed by any third party to Party A.

7.2	[Confidentiality Obligations of Party B] Party B shall take measures to prevent the Confidential Information of Party A from being stolen or disclosed. Without the consent of Party A, Party B shall not divulge, disclose or transfer the Confidential Information of Party A to any third party.

Confidentiality provisions must be encompassed in the employment contracts or labor contracts entered into between Party B and its employees to ensure that the Confidential Information of Party A will not be disclosed. If Party B’s employees violate the confidentiality obligations provided in this Contract, it shall be deemed Party B’s violation of this Contract, and Party B shall bear the liabilities for breach of contract provided in this Contract.

Party B shall not use the Confidential Information without the authorization of Party A; failure to so act shall be deemed Party B’s breach of contract or infringement of rights, and Party A shall have the right to pursue legal liabilities of Party B and claim damages against Party B to compensate Party A for all the direct or indirect economic losses.

Without the prior written consent of Party A, Party B shall not disclose and divulge the contents of the ongoing or completed cooperation between the Parties to any third party in any form.

16/22

Party B shall not copy, lend or misappropriate the operation manual and other documents and materials provided by Party A to Party B in accordance with this Contract. On the date of expiration or termination of this Contract, Party B shall return all of these documents and materials to Party A immediately.

No confidentiality obligations undertaken by Party B herein shall determine as a result of the rescission or termination of this Contract by the Parties; that is to say, the confidentiality provisions herein shall survive the termination of this Contract.

7.3	[Confidentiality Obligations of Party A] Except for the information that may be made public as provided by this Contract or relevant laws, Party A shall not provide the business report and other relevant materials and information submitted by Party B to any third party.

VIII.	Anti-Commercial Bribery

8.1	[Undertakings and Warranties] Party B undertakes not to directly or indirectly provide in any form any illegitimate benefits to Party A’s personnel and the persons who have a direct or indirect interest relationship with Party A’s personnel (including, without limitation, the family members, relatives and friends of the personnel of Party A) for the purposes of obtaining or retaining the business cooperation opportunities (including this Contract), including permitting the personnel of Party B and the persons who have a direct or indirect interest relationship with Party A to hold or allow a third party to hold on behalf of them the equity interests in Party B and Party B’s Franchised Teahouse, except for the holding of the shares through public securities market without actual control right.

8.2	[Definition of Illegitimate Benefits] For the purpose of this Article, the term “Illegitimate Benefits” means that Party B or any of the personnel of Party B shall not, directly or indirectly, give kickbacks, bribes, private commissions, loans, gifts, red packets, equivalent cash or red packets via electronic transfer (including, without limitation, red packets on WeChat, red packets on Alipay, etc.), cash or cash equivalents (including consumption cards/coupons, delivery coupons, shopping cards, redemption coupons, top-up cards, transportation cards, telephone cards, top-up of various call charges, top-up cards available for use or consumption and prepaid cards and other valuable gifts or securities in other forms, etc.) demanded or received in any name to the employees of Party A and other interested parties, check and property rights and interests, travel, entertainment, free consumption, personal services, housing opportunity, transfer of household registration, transfer of jobs, provision of job opportunities, promotion, arrangement for overseas study, enjoyment of free services (including sexual services) and grant of honor, reputation, title, qualification, status, privileges, etc.

8.3	[Means of Whistleblowing] Party B undertakes to resolutely boycott the act of extortion of bribes by Party A’s personnel and any act prejudicial to the interests and goodwill of Party B conducted by Party A’s personnel (including the act of requesting Party A’s personnel to conduct such act upon Party B’s request). If Party B finds that the personnel of Party A conduct the said act, he/she may report to the email address designated by Party A: [ ].

8.4	[Measures for Breach of Contract] If Party B breaches the undertakings in this Article, Party A shall have the right to immediately terminate all cooperation with Party B (including terminating this Contract and other business contracts), and may take necessary measures against Party B (including requiring Party B to compensate Party A for all the reputation and commercial losses suffered by Party A in accordance with the law).

17/22

IX.	Termination of Contract

9.1	[Expiration] The Parties do not renew the Contract upon its expiration, and the Contract shall naturally terminate after all the expenses of Party A are settled.

9.2	[Force Majeure] If force majeure occurs during the performance of this Contract and the Parties cannot reach an agreement with respect to the development of Party B’s business at the new site after the removal of force majeure, this Contract shall naturally terminate and neither Party shall bear any liability for breach of contract.

The force majeure mentioned in the preceding paragraph refers to an objective event which is unforeseeable, insurmountable, and unavoidable and has significant impact on a party, including but not limited to natural disasters such as flood, earthquake, fire, and storm, and social events such as war, turmoil, and government action.

9.3	[Application for Relocation] If, during the performance of this Contract, the performance of this Contract cannot be continued or cannot be performed at the original site due to reasons attributable to the PRC laws, regulations or government policies (policy prohibition, municipal relocation, adjustment of government business scope planning, etc.), and Party B applies to Party A for continuing the performance of this Contract at the new site, Party A shall have the right to evaluate whether the new site satisfies the conditions to join the franchise; if not, this Contract shall naturally terminate and neither Party shall bear any liability for breach of contract.

9.4	[Purchase Upon Expiration] If Party B does not renew this Contract upon the expiration thereof, Party A has the right to choose to recover the business and operate it on its own. Party B shall cooperate with Party A in handling relevant change matters of the store, including but not limited to the change to the lease and the licenses and certificates of the Franchised Teahouse.

9.5	[Cooling-Off Period] If Party B executes, with respect to the Authorized Address, this Contract for the very first time, Party B may unilaterally terminate this Contract within [7] days after the execution hereof, and Party A shall refund the franchise fee and the deposit paid by Party B; however, if Party B has requested Party A to provide services, Party A shall have the right to refund only the remaining fees to Party B after deducting the reasonable fees for rendering the pre-opening services to Party B.

9.6	[Limitation on Trademark Use] Under no circumstances shall Party B continue, upon the rescission or termination of the Contract, to use the brand image of Chagee or conduct any operation and promotion activities in the name, among others, of Chagee or Chagee’s Franchise Partner or business partner. Party B shall, within the date of rescission or termination of the Contract, remove all marks in connection with the Chagee brand inside and outside the Franchised Teahouse, including but not limited to interior and exterior decoration, signboards, billboards or all direct or indirect marks that may mislead or confuse consumers, and the social media accounts (including but not limited to the accounts on platforms such as Douyin, Xiao Hong Shu, Weibo and WeChat) used by Party B to promote/operate the Chagee brand during the cooperation period shall be cancelled on the date of termination of cooperation. In the event that such signs are not removed/cancelled within the specified time limit, Party B shall pay Party A, per day, 5% of the then-current brand license fees in liquidated damages; In the event that such signs are not removed within 10 days, Party A shall have the right to remove them on its own or entrust a third party to do the same, and the costs arising therefrom shall be borne by Party B.

Party A shall have the right to deduct the said liquidated damages and related expenses directly from any amount payable to Party B by Party A or Party A’s affiliates or from any deposit to be refunded to Party B.

18/22

X.	Liability for Breach of Contract

10.1	If the Contract is terminated or cannot be performed due to the fault of Party A, Party A shall refund the deposit and franchise fee, and Party B may seek recourse against Party A for the actual losses directly caused by Party A’s fault.

10.2	If Party B breaches the Contract, Party A may choose one or more methods as follows based on the default status of Party B:

(1)	Party A may require Party B to rectify within a specified period (including closeout rectification) and/or re-train Party B at its own expense, and pay the liquidated damages accordingly;

(2)	Party A may suspend the provision of raw materials, packing materials and other goods, shut down the relevant systems equipped by Party A for the Franchised Teahouse of Party B (including but not limited to cashier system, takeout platform, mobile mini program for ordering food, ordering platform, etc.), and may require Party B to pay Party A RMB20,000 in liquidated damages, after which Party A may choose to continue the performance of the Franchised Teahouse with Party B;

(3)	Party A may unilaterally terminate the Contract and withdraw the franchise right granted to Party B, while any fee charged by Party A including but not limited to the franchise fee and deposit shall not be refunded, and Party A shall pay liquidated damages as per deposit. In case the liquidated damages are insufficient to cover the losses of Party A, Party B shall be held liable to make up all the losses of Party A.

10.3	In case any Party breaches the Contract, it shall not only bear the liabilities for breach of the Contract, but also be liable for all costs incurred by the non-breaching Party in connection with the prosecution of its liabilities for breach of contract, including but not limited to reasonable fees such as travel expenses, attorney’s fees, legal costs, litigation preservation costs, litigation bond costs, notarization costs, appraisal costs and express costs.

10.4	During the term of this Contract, if Party B cannot continue its business at the original address for causes unattributable to any party, such as relocation of municipal construction, earthquake and war, Party B may seek from the relevant authorities for compensation, and any resulting compensation shall be owned by Party B. Party A has no liability therefor, and will not refund the deposit and franchise fee. However, Party B shall have the right to apply to Party A for changing the address for store opening, and only after Party A’s consent can Party B prepare for store opening in accordance with the provisions of this Contract.

10.5	Neither party shall be liable for the other party economic loss caused by strike, labor dispute, riot, war, government actions, earthquake, storm and other force majeure. Should either party be unable to completely perform the Contract due to force majeure, it shall timely notify the other party of the reasons of failing to perform or completely perform the Contract.

10.6	Party A is entitled to make an evaluation on the contract performance of Party B in accordance with the Rules, and in case of any act against the Rules, Party A is entitled to pursue Party B’s liabilities for breach of contract in accordance with the Rules. In case of any update and adjustment to the Rules, Party A shall timely notify Party B thereof, and Party B shall unconditionally implement the update and adjustment.

10.7	If Party B fails to pay various fees in full and on time or commits other default acts during the performance of the Contract, Party A shall be entitled to directly deduct the fees and compensation payable by Party B from the franchise deposit. If the deposit is insufficient for deduction, Party A shall also be entitled to deduct the same from any amount payable by Party B, and such deduction shall not affect, reduce or exempt Party B’s liability for breach of contract in accordance with other provisions of the Contract or the losses not recovered by Party A. Party A shall notify Party B after making deductions, and Party B shall make up for the deficiency of the deducted deposit within 7 days after receiving such notice. If the deficiency of the deducted deposit is not remedied within such period, Party A shall be entitled to stop the supply of goods to Party B and cease the performance of the obligations provided herein, including but not limited to suspension of the use of cashier system, takeout platform, mobile mini program for ordering food and ordering platform, etc. If the deficiency of the deposit is not remedied within 15 days after the due date, Party B shall be deemed in material breach of the Contract, Party A shall be entitled to unilaterally terminate the Contract and withdraw the franchise right, and Party B shall be responsible for all liabilities and losses caused thereby.

19/22

10.8	Party A or the Manager shall evaluate and encourage Party B’s operation in accordance with the Rules and regulations, standards and policies formulated by Party A from time to time. If a Franchised Teahouse evaluated as a Class-D store is rated as a Class-D store again within two months after rating, Party A shall be entitled to require Party B to suspend business for rectification, convert it to an agent operation provider, or even unilaterally terminate this Contract and terminate the franchise cooperation.

XI.	Notification and Delivery

11.1	The mailing address, telephone number, e-mail address or other contact information listed on the first page of this Contract shall be deemed a method of delivery of the notices under this Contract. If either Party changes its address or its contact information otherwise, it shall notify the other Party in writing within three days of such change. Otherwise, in the event of any delay in the delivery of relevant notices or documents due to change to the contact information, such consequences shall be borne by the Party responsible for such change.

11.2	Any notices, documents and materials developed and updated by Party A regularly or irregularly and any other notices, documents and materials shall be deemed to have been received and binding on Party B when they are delivered to the contact person of Party B at the contact information agreed herein. In the meantime, Party A may establish a group of store managers and Franchise Partner, the rules, standards, policies, notices, documents and materials delivered by Party A to the said groups shall be deemed to have been delivered to Party B, and Party B has received them and the received documents are binding on Party B.

11.3	If Party B refuses to receive any written mail delivered by Party A or if such mail is returned, Party A may deliver it to Party B through Chagee Store Management System, and such mail shall be deemed to have been delivered to Party B after the above delivery is made.

11.4	To avoid the situation where the notices or summonses of Party A and the Manager cannot be delivered to Party B during the cooperation period, Party B agrees to appoint the store manager and the assistant store manager of the Franchised Teahouse as Party B’s agent for service. The store manager and the assistant store manager of the Franchised Teahouse shall be the ones as registered in the store management system of Party A when the mails are delivered.

11.5	Notwithstanding the foregoing, Party B is aware that Party A has launched or will launch a store management system and information Platform (the “Platform”) to issue Business Information (including but not limited to e-bills, various payment demands, written regulations, rules, operation manuals and written instructions, etc., the “Business Information”) in relation to the performance of this Contract. If Party A delivers a notice updating the Business Information to the email address and/or mobile phone number (the “Contact Information”) of the contact person designated by Party B on the first page of this Contract, the relevant Business Information shall be deemed to have been delivered to Party B at the time of delivering of the update notice. Party B shall login in the Platform to search for relevant Business Information in time. If Party B fails to receive the Business Information from Party A due to the invalidity of the designated contact person and/or Contact Information submitted by Party B or Party B’s failure to notify Party A in time of such changes, Party B shall be liable for failing to receive the Business Information in time.

20/22

11.6	Except for the foregoing, the abovementioned addresses of the Parties shall apply to the delivery of relevant documents and legal instruments in case of any dispute under this Contract, including the first instance, second instance, retrial and enforcement procedure after the dispute enters into civil litigation procedure.

XII.	Dispute Resolution

Any dispute arising from the performance of this Contract shall be resolved through negotiation in a timely manner; if such negotiation fails, any dispute may be referred to the competent people’s court at the place where Party A is located.

XIII.	Miscellaneous

13.1	Unless otherwise specified as working day, any “day” mentioned in this Contract shall mean a calendar day, a “month” shall mean a natural month, or a “quarter” shall mean a natural quarter.

13.2	The exhibits to this Contract shall be an integral part of this Contract and shall have the same legal effect of this Contract.

13.3	The titles and prefixes of the various articles and sub-articles of this Contract are for reference only, and shall not be construed as a part of this Contract under any circumstance, or limit or affect the meaning and interpretation of the articles they indicate.

13.4	Any matter not covered herein or any modification of this Contract shall be subject to a written supplemental agreement entered into by both parties. No amendment or supplement shall be made to the original contract of this Contract. An amendment or supplement of the original contract shall have no legal effect on both parties, and this Contract prior to such amendment shall apply. The supplemental agreement shall be an integral part of this Contract and shall have the same legal effect as this Contract. In the event of any discrepancy between the supplemental agreement and this Contract, the supplemental agreement shall prevail.

13.5	This Contract has been negotiated and agreed upon by the two parties through friendly negotiation, and the rights and obligations of both parties are specified in accordance with the principle of equity. This Contract constitutes the entire agreement between Party A and Party B with respect to the subject matter hereof, and supersedes all previous oral and written agreements with respect to the subject matter set forth herein. Before signing this Contract, Party A has taken any reasonable measures to remind Party B to note provisions having a material interest relationship with Party B, such as exemption or mitigation of Party A’s liabilities, and has explained such provisions as required by Party B. Party B has carefully attended to and fully understood all provisions of this Contract and all contents of the exhibits (if any) thereto (especially those having a material interest relationship with Party B). This Contract shall become binding upon both Parties upon signing.

13.6	No failure or delay on the part of Party A in exercising any right under this Contract shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any further exercise thereof or the exercise of any other right unless acknowledged in writing by Party A. No waiver by Party A at any time of any breach by Party B of any term or provision of this Contract shall be construed as a waiver by Party A of any subsequent breach by Party B or as a waiver of Party A’s rights under such provision or any other rights under this Contract.

21/22

13.7	This Contract shall become effective as of the date when it is signed or sealed by both Parties. In the event that the dates of signing by Party A and Party B contradict each other, the date of signing later shall prevail. This Contract is made in duplicate, with each Party having one copy. They shall have the same legal effect.

XIV.	This Contract includes the following exhibits:

14.1	Exhibit I: Chagee Investment Policy

14.2	Exhibit II: Chagee Supplemental Agreement on Food Safety

14.3	Exhibit III: Franchised Teahouse Store Management Rules

14.4	Exhibit IV: Chagee Online Operation Guidelines

Party A: (Seal) Authorized Representative: Date:	Party B: (Seal) Authorized Representative: Date:

22/22